AGREEMENT TO PURCHASE UNITS

         This Agreement to Purchase Units is entered into as of August 7, 1997 among Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Issuer"), and the persons listed on Schedule A hereto (the "Purchasers").

                                     R E C I T A L S

         Issuer desires to sell, and Purchasers desire to purchase 150,000 of the Issuer's Common Units on the terms and conditions contained in this Agreement.

         The parties hereby agree as follows:

         1. Issuer agrees to sell to Purchasers, effective upon receipt by Issuer of the purchase price therefor, as provided by paragraph 3 below, a total of 150,000 of its Common Units at a purchase price of $65.50 per Unit for an aggregate purchase price of $9,825,000 (the "Purchase Price"). The number of Common Units to be purchased by each Purchaser is set forth on Schedule A. Purchasers agree to purchase the Units for the Purchase Price.

         2. Purchasers acknowledge receipt of the Issuer's Prospectus dated June 26, 1997 (the "Prospectus") relating to the sale of the Common Units and Issuer acknowledges and agrees that Purchasers are relying on the information contained therein.

         3. Issuer shall promptly apply for listing of the 150,000 Common Units on the New York Stock Exchange. Upon receipt by Issuer of approval from the New York Stock Exchange of such application, Issuer shall immediately give written notice to Conseco Capital Management, Inc. ("CCM") on behalf of the Purchasers of such approval (the "Approval Notice") and instruct First Chicago Trust
Company of New York, its transfer agent, to issue promptly a Common Unit certificate to each Purchaser for the number of Common Units set forth opposite such Purchaser's name and to deliver such Common Units to Conseco Capital Management, Inc., 11825 North Pennsylvania Street, Carmel, Indiana 46032,
Attention: Thomas Pence or as otherwise provided on Schedule A. Upon receipt of the Certificates, Purchasers shall immediately wire transfer the Purchase Price to Issuer at the following account: First Union National Bank of North Carolina for the account of Kinder Morgan Energy Partners, L.P., account number 2000001098637, ABA routing number 053000219. If CCM has not received the Approval Notice within 10 business days from the date hereof, CCM shall have the right, at any time and from time to time prior to CCM's receipt of the Approval Notice, to terminate this Agreement on behalf of any or all of the Purchasers and thereafter neither Issuer nor the terminating Purchasers shall have any further rights, obligations or liabilities to each other under this Agreement.


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         4. Each Purchaser  hereby agrees to become a Limited  Partner of Issuer and to be bound by all of the terms and conditions of the Amended and Restated Agreement of Limited Partnership of Issuer, as amended (the "Partnership Agreement"), including without limitation the granting to the General Partner of Issuer the power of attorney provided for in Section 1.4 of the Partnership Agreement.

         5. Issuer represents and warrants to each Purchaser and their respective successors and assigns that (a) (prior to the purchase and sale contemplated hereunder) 6,510,000 Common Units of the Issuer are outstanding,
(b) when purchased by the Purchasers as provided herein, the 150,000 Common Units shall be (i) duly and validly issued, (ii) on the assumption that the Purchasers take no part in the control of Issuer's business and otherwise act in conformity with the provisions of the Issuer's Amended and Restated Agreement of Limited Partnership regarding control and management of the Issuer (Articles VI and VII), fully paid and nonassessable and (iii) free from any liens or encumbrances or rights of others (other than any liens, encumbrances or rights created by the Purchasers), (c) the Common Units to be purchased by the Purchasers have been registered under the Securities Act of 1933, as amended, pursuant to the Issuer's Registration Statement on Form S-3 (File No. 333-25997), which was declared effective on June 26, 1997 and (d) no registrations under any state securities laws are required in connection with the transactions contemplated by this Agreement.

         6. Each Purchaser agrees that, except for offers, sales or dispositions to affiliates of such Purchaser, for a period of 90 days from the date of this Agreement, it will not, without the Issuer's prior written consent, offer, sell, contract to sell, or otherwise dispose of, any of the Common Units purchased pursuant to this Agreement. After the expiration of such 90 day period and prior to August 7, 1998, each Purchaser agrees that, except for offers, sales or dispositions to affiliates of such Purchaser, it will not, without the Issuer's prior written consent, offer, sell, contract to sell, or otherwise dispose of, on any trading day more than that number of Common Units equal to one-third of the average daily trading volume of the Common Units on the New York Stock Exchange for the 30 trading days preceding such trading day. Any such transferee affiliate shall agree to be bound by the terms of this paragraph 6 as if it were a Purchaser hereunder.

         7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         8. This Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws of such State.

         9. Each person executing this Agreement represents that it has the power and authority to execute this Agreement.


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         10.  No  provision  of  this  Agreement  may  be  modified,  waived  or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Issuer and CCM on behalf of the Purchasers. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter of this Agreement have been made by either party that are not set forth expressly in this Agreement or the Prospectus.

         11. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the date specified above.


                                    KINDER MORGAN ENERGY PARTNERS, L.P.

                                    By: Kinder Morgan G.P., Inc.
                                        Its General Partner


                                         By:    /s/ Thomas B. King
                                         Name:  Thomas B. King
                                         Title: President & CEO



                                    CONSECO CAPITAL MANAGEMENT, INC.
                                    Attorney-in-fact for each of the Purchasers listed on Schedule A



                                    By:    /s/ Thomas J. Pence
                                    Name:  Thomas J. Pence
                                    Title: V.P. Investments




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                                   SCHEDULE A



Salkeld & Co.                  Seigler & Co.
FBO: Conseco Series Trust-     FBO: National City Bank
 Common Stock, 99848            Cleveland, BS71927-03
Bankers Trust Company          Chase Manhattan Bank
16 Wall Street                 4 NY Plaza
4th Floor, Window 62           Ground Floor, Receiving
Tax ID#: 136065491             Window
90,600 shares, net amount of   Tax ID#: 13-3641527
$5,934,300                     17,450 shares, net amount
                               $1,142,975

Salkeld & Co.                  Hare & Co.
FBO: Conseco Series Trust-     FBO: Indianapolis Symphony
 Asset Allocation, 99849        Orchestra, 2835622615
Bankers Trust Company          Bank of New York
16 Wall Street                 One Wall Street
4th Floor, Window 62           3rd Floor, Window A
Tax ID#: 136065491             FAO: Bank One Trust Co.
6,200 shares, net amount       016084
$406,100                       Tax ID#: 136062916
                               2,750 shares, net amount
                               $180,125

Hare & Co.                     Hare & Co.
FBO: Conseco Fund Group-       FBO: Conseco Fund Group-
 Equity, 069171                 Asset Allocation, 069170
Bank of New York               Bank of New York
One Wall Street                One Wall Street
3rd Floor, Window A            3rd Floor, Window A
Tax ID#: 136062916             Tax ID#: 136062916
29,800 shares, net amount      3,200 shares, net amount
$1,951,900                     $209,600